EXHIBIT 99.2

LIBERTY MEDIA INTERNATIONAL, INC.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

General

The accompanying unaudited condensed pro forma combined financial statements reflect the pro forma effects of the July 1, 2004 acquisition of Suez-Lyonnaise Télécom SA (Noos) and the January 1, 2005 consolidation of LMI/Sumisho Super Media LLC (Super Media) and Jupiter Telecommunications Co., Ltd. (J-COM) (collectively, the Consummated Transactions).

The following unaudited condensed pro forma combined balance sheet of Liberty Media International, Inc. (LMI), dated as of December 31, 2004, assumes that the consolidation of Super Media and J-COM was effective as of such date. The following unaudited condensed pro forma combined statement of operations of LMI for the year ended December 31, 2004 includes the pro forma effects of the Consummated Transactions, as if each of such transactions were effective as of January 1, 2004.

The unaudited pro forma results do not purport to be indicative of the financial position and results of operations that LMI will obtain in the future, or that LMI would have obtained if the Consummated Transactions were effective as of the dates indicated above. These unaudited condensed pro forma combined financial statements of LMI have been derived from and should be read in conjunction with the historical financial statements and related notes thereto of LMI included in its Annual Report on Form 10-K.

Consummated Transactions

Noos Acquisition. On July 1, 2004, UPC Broadband France SAS (UPC Broadband France), an indirect wholly owned subsidiary of UnitedGlobalCom, Inc. (UGC) and the owner of UGC’s French cable television operations, acquired Noos from Suez SA (Suez). UGC is a majority-owned subsidiary of LMI. Noos is a provider of digital and analog cable television services and high-speed internet access services in France. The final purchase price for a 100% interest in Noos was approximately €567,102,000 ($689,989,000 at July 1, 2004), consisting of €487,085,000 ($592,633,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €71,339,000 ($86,798,000 at July 1, 2004) and €8,678,000 ($10,558,000 at July 1, 2004) in direct acquisition costs.

UGC has accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the final purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values.

Consolidation of Super Media/J-COM. J-COM owns and operates broadband businesses in Japan. On December 28, 2004, LMI’s 45.45% ownership interest in J-COM, and a 19.78% interest in J-COM owned by Sumitomo Corporation (Sumitomo) were combined in Super Media. Super Media’s investment in J-COM was originally recorded at the respective historical cost bases of LMI and Sumitomo on the date that their J-COM interests were combined in Super Media. As a result of these transactions, LMI held a 69.68% noncontrolling interest in Super Media, and Super Media held a 65.23% controlling interest in J-COM at December 31, 2004. At December 31, 2004, Sumitomo also held a 12.25% direct interest in J-COM and Microsoft Corporation (Microsoft) held a 19.46% beneficial interest in J-COM. Subject to certain conditions, Sumitomo has the obligation to contribute to Super Media substantially all of its remaining equity interest in J-COM during 2005. Also, Sumitomo and LMI are generally required to contribute to Super Media any additional shares of J-COM that either party acquires and to permit the other party to participate in any additional acquisition of J-COM shares during the term of Super Media.

Due to certain veto rights held by Sumitomo, LMI accounted for its 69.68% ownership interest in Super Media using the equity method of accounting at December 31, 2004. On February 18, 2005, J-COM announced an initial public offering of its common shares in Japan. Under the terms of the operating agreement of Super Media, LMI’s casting or tie-breaking vote with respect to decisions of the management committee became effective upon this announcement. Super Media is managed by a management committee consisting of two members, one appointed by LMI and one appointed by Sumitomo. From and after February 18, 2005, the management committee member appointed by LMI has a casting or deciding vote with respect to any management committee decision that LMI and Sumitomo are unable to agree on, with the exception of the terms of the initial public offering of J-COM. Certain decisions with respect to Super Media will continue to require the consent of both members rather than the management committee. These include any decision to engage in any business other than holding J-COM shares, sell J-COM shares, issue additional units in Super Media, make in-kind distributions or dissolve Super Media, in each case other than as contemplated by the Super Media operating agreement.

As a result of the above-described change in the governance of Super Media, LMI will begin accounting for Super Media and J-COM as consolidated subsidiaries effective January 1, 2005.

On March 23, 2005, Sumitomo contributed additional J-COM shares to Super Media, increasing Sumitomo’s interest in Super Media to 32.4%, and decreasing LMI’s interest in Super Media to 67.6%. Also on March 23, 2005, J-COM completed an initial public offering of its common shares. After giving effect to Sumitomo’s additional contribution of J-COM shares to Super Media and the consummation of J-COM’s initial public offering, Super Media’s ownership interest in J-COM is approximately 55.46%. If J-COM’s overallotment option is exercised in full, Super Media’s ownership interest in J-COM will decrease to approximately 54.46%. The accompanying unaudited condensed pro forma combined financial statements do not give effect to the proceeds received by J-COM in connection with the initial public offering or to the aforementioned changes in (i) LMI’s ownership interest in Super Media, or (ii) Super Media’s ownership interest in J-COM.

Liberty Media International, Inc.
Unaudited Condensed Pro Forma Combined Balance Sheet
December 31, 2004

			Pro forma
	Historical		(Super Media/J-COM Consolidation)
			Adjustments -
			increase
	LMI	J-COM	(decrease)		As adjusted
		amounts in thousands
Assets:
Cash and cash equivalents	$2,531,486	101,749	—		2,633,235
Receivables and other current assets	661,097	165,535			826,632
Investments and related receivables	2,704,250	65,178	(2,517	)(1)	1,716,960
			(1,049,951	)(2)
Property and equipment, net	4,303,099	2,441,196	—		6,744,295
Intangible assets not subject to amortization	2,897,953	1,373,486	491,097	(3)	4,762,536
Other assets	604,478	142,392	—		746,870

Total assets	13,702,363	4,289,536	(561,371)		17,430,528

Liabilities and Stockholders’ Equity:
Current liabilities	1,421,092	375,794	(2,517	)(1)	1,794,369
Debt, excluding current portion	4,981,960	2,112,722	—		7,094,682
Deferred income tax liabilities, excluding current portion	458,138	—	—		458,138
Other liabilities	409,998	440,371	—		850,369

Total liabilities	7,271,188	2,928,887	(2,517)		10,197,558

Minority interests in subsidiaries	1,204,369	9,513	792,282	(4)	2,006,164

Stockholders’ Equity:
Common stock	1,758	—	—		1,758
Additional paid-in capital	7,001,635	—	—		7,001,635
Accumulated deficit	(1,662,707)	—	—		(1,662,707)
Accumulated other comprehensive loss, net of taxes	14,010	—	—		14,010
Treasury stock	(127,890)	—	—		(127,890)
J-COM equity	—	1,351,136	(1,351,136	)(2)	—

Total stockholders’ equity	5,226,806	1,351,136	(1,351,136)		5,226,806

Total liabilities and stockholders’ equity	$13,702,363	4,289,536	(561,371)		17,430,528

See notes to unaudited condensed pro forma combined financial statements.

Liberty Media International, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2004

				Pro forma
	Historical			(Consummated Transactions)
				Adjustments
				increase (decrease)
	LMI	Noos*	J-COM	Noos*		J-COM		As adjusted
	amounts in thousands
Revenue	$2,644,284	199,880	1,504,709	—		—		4,348,873
Operating, selling, general and administrative expenses	(1,756,136)	(147,126)	(915,112)	—		—		(2,818,374)
Stock compensation	(142,762)	—	(783)	—		—		(143,545)
Depreciation and amortization	(960,888)	(73,052)	(378,868)	(2,978	)(5)	—		(1,415,786)
Other operating expenses	(98,371)	—	—	—		—		(98,371)

Operating income (loss)	(313,873)	(20,298)	209,946	(2,978)		—		(127,203)

Other income (expense):
Interest expense	(288,532)	(40,394)	(94,958)	37,702	(6)	9,428	(8)	(376,754)
Share of earnings of affiliates, net	38,710	—	5,677	—		(45,092	)(9)	(705)
Gain on exchange of investment security	178,818	—	—	—		—		178,818
Gain on extinguishment of debt	35,787	—	—	—		—		35,787
Other, net	120,206	727	337	—		(9,428	)(8)	111,842

	84,989	(39,667)	(88,944)	37,702		(45,092)		(51,012)

Income (loss) before income tax and minority interest	(228,884)	(59,965)	121,002	34,724		(45,092)		(178,215)
Income tax benefit (expense)	17,449	(101)	(17,315)	—	(11)	15,640	(11)	15,673
Minority interests in losses (earnings) of subsidiaries	179,677	—	(4,231)	16,193	(7)	(54,251	)(10)	137,388

Net income (loss)	$(31,758)	(60,066)	99,456	50,917		(83,703)		(25,154)

Loss per share	$(0.20)							(0.15)

Weighted average shares outstanding (12)	162,481							162,481

* For the 6 months ended June 30, 2004

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY MEDIA INTERNATIONAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
December 31, 2004

(1)	Represents the elimination of intercompany balances between LMI and J-COM.

(2)	Represents the elimination of LMI’s equity method investment in J-COM and the elimination of J-COM’s stockholders’ equity.

(3)	Represents the increase in goodwill for the aggregate amount of the excess of Super Media’s investment in J-COM over its proportionate share of J-COM’s equity. Super Media’s investment in J-COM was originally recorded at the respective historical cost bases of LMI and Sumitomo on the date that their J-COM interests were combined in Super Media.

(4)	Represents the minority interests in Super Media and J-COM, as set forth below (amounts in thousands):

Minority interest in J-COM	$469,790
Minority interest in Super Media	322,492

$792,282

(5)	The pro forma adjustment to depreciation and amortization expense consists of the depreciation and amortization of Noos purchase price allocations to property and equipment (estimated weighted average life of 9.5 years) and amortizable intangible assets (estimated lives ranging from 3 to 6 years).

(6)	Represents the elimination of $40,394,000 of Noos’ historical interest expense as UPC Broadband France did not assume the related debt, less $2,692,000 of interest expense on the debt incurred by UGC to finance a portion of the Noos acquisition.

(7)	Represents pro forma adjustments to minority interests in losses (earnings) of subsidiaries as a result of the Noos acquisition, as follows (amounts in thousands):

Minority interest in UPC Broadband France (19.9%)	$8,273
Minority interest in UGC (46.4%)	7,920

$16,193

(8)	Represents the elimination of (i) intercompany interest on shareholder loans between J-COM and LMI and (ii) guarantee fees earned by LMI from J-COM.

(9)	Represents the elimination of LMI’s share of earnings of J-COM as a result of the consolidation of Super Media and J-COM.

(10)	Represents pro forma adjustments to minority interests in losses (earnings) of subsidiaries as a result of the consolidation of Super Media and J-COM as follows (amounts in thousands):

Minority interest in J-COM (34.77%)	$(34,581)
Minority interest in Super Media (30.32%)	(19,670)

$(54,251)

(11)	Represents the tax effects of the pro forma adjustments related to the consolidation of Super Media and J-COM. The pro forma adjustments associated with the Noos acquisition had no impact on pro forma income tax expense due primarily to the fact that the pro forma adjustments relate to jurisdictions where valuation allowances have been provided against deferred tax assets.

(12)	The historical weighted average shares outstanding assume that the June 7, 2004 distribution of LMI common stock to the stockholders of Liberty Media Corporation occurred on January 1, 2004.